                 Merrill Lynch Global Convertible Fund, Inc.
                                   Class A

                                Total Return
                                                                     Ex-99.16(a)


                                         Period-from
                                           11/04/88           Annual
                                         (inception)          Total
                                         to 10/31/89           Return*
                                         ------------      ----------
Initial Investment                          $1.000.00        $1,000.00

Divided by
Maximum Offering Price                          10.39   -
                                           ----------
Divided by Net Asset Value                                        9,97
                                                            ----------
Equals Shares Purchased                         96.25           100.30

Plus Shares Acquireed through
  Dividend Reinvestment                          6.29             6.52
                                           ----------       ----------
Equals Shares Held
  at 10/31/89                                  102.54           106.82

Multiplied by  Net A.-;set
  Value at 10/31/89                              9.95             9.95
                                           ----------       ----------
Equals Ending Redeemable
  Value at $1.000
  Investment (ERV) at 10/31/89              $1,020.30        $1,062.90

Divided by $1,000 (II)                         1.0203           1.0629

Subtract 1                                     0.0203           0.0629

Expressed as a percentage
  equals the Aggregegate Total
  Return for the Period (T)                     2.03%
                                               ======
Expressed as a percentage
  equals the Aggregate Total
  Return for the Period                                          6.29%
                                                                 =====
ERV divided by P                               1,0203

Raise to the power of                          1.9859

Equals                                         1.0206

Subtract 1                                     0.0206

Expressed as a percentage
  equals the Average
  Annualized Total Raturn                       2.06%
                                               ======

  Does not include sales charge for the period.